Filed Pursuant to Rule 424(b)(2)
Registration No. 333-289967

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement is not an offer to sell, nor does it seek an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 22, 2026

Preliminary Prospectus Supplement To Prospectus dated August 29, 2025

United Mexican States

U.S.$     % Global Notes due 2037

U.S.$     6.750% Global Notes due 2056

The  % Global Notes due 2037 (the “2037 notes”) will mature on August  , 2037. The 6.750% Global Notes due 2056 (the “2056 notes”) will mature on February 9, 2056. We refer to the 2037 notes and the 2056 notes collectively as the “notes.” Mexico will pay interest on the 2037 notes on February  and August  of each year, commencing February  , 2027. Mexico will pay interest on the 2056 notes on February 9 and August 9 of each year, commencing August 9, 2026. Mexico may redeem the notes, in whole or in part, before maturity on the terms described herein. The notes will not be entitled to the benefit of any sinking or similar fund. The offering of each series of notes pursuant to this prospectus supplement is independent of each offering of the other series of notes, and they are not conditioned on each other.

The 2056 notes will be consolidated and form a single series with, and be fungible with, the outstanding U.S.$2,000,000,000 6.750% Global Notes due 2056 (CUSIP: 91087BBS8, ISIN: US91087BBS88) previously issued by Mexico.

The notes will be issued under an indenture, and each of the 2037 notes and 2056 notes constitutes a separate series under the indenture. The indenture contains provisions regarding future modifications to the terms of the notes that differ from those applicable to Mexico’s outstanding public external indebtedness issued prior to November 10, 2014. Under these provisions, which are described beginning on page 17 of the corresponding prospectus dated August 29, 2025, Mexico may amend the payment provisions of the notes and other reserved matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of notes, more than 75% of the aggregate principal amount of the outstanding notes of such series; (2) with respect to two or more series of notes, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of notes, more than 66 2/3% of the aggregate principal amount of the outstanding notes of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding notes of each series affected by the proposed modification, taken individually.

The outstanding 2056 notes have been listed on the Luxembourg Stock Exchange. Application will be made to list the 2037 notes and the new 2056 notes on the Luxembourg Stock Exchange and to have the notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange (the “Euro MTF”). No assurances can be given by Mexico that such applications will be approved or that such listings will be maintained.

The Euro MTF is not a regulated market for the purposes of Directive 2014/65/EU on markets in financial instruments (as amended, “MiFID II”) or Regulation (EU) No 600/2014 as it forms part of United Kingdom (“UK”) domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) (“UK MiFIR”).

Section 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) Notification.

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

Neither the Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus supplement or the related prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The notes have not been and will not be registered with the National Securities Registry (Registro Nacional de Valores) maintained by the Mexican National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores, or “CNBV”), and therefore may not be offered or sold publicly in Mexico. The notes may be offered or sold to investors that qualify as accredited or institutional investors in Mexico, pursuant to the private placement exemption set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores) and regulations thereunder. As required under the Mexican Securities Market Law, Mexico will give notice to the CNBV of the offering of the notes under the terms set forth herein. Such notice will be submitted to the CNBV to comply with the Mexican Securities Market Law, and for informational and statistical purposes only. The delivery to, and receipt by, the CNBV of such notice does not certify the solvency, liquidity or credit quality of Mexico, the investment quality of the notes, or that the information contained in this prospectus supplement or the prospectus is accurate or complete, or validates any legal action that is void under applicable law. Mexico has prepared this prospectus supplement and is solely responsible for its content, and the CNBV has not reviewed or authorized such content.

	Price to Public(1)		Underwriting Discount		Proceeds to Mexico, before expenses(1)
Per 2037 note		%		%		%
Total for the 2037 notes	U.S.$		U.S.$		U.S.$
Per 2056 note		%		%		%
Total for the 2056 notes	U.S.$		U.S.$		U.S.$

(1)

Plus accrued interest for the 2056 notes totaling U.S.$    , or U.S.$    per U.S.$1,000 principal amount of the 2056 notes, from January 9, 2026 to, but not including June  , 2026, the date Mexico expects to deliver the notes offered by this prospectus supplement, and for the 2037 notes, any additional interest to the date of delivery, if later.

The notes will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company (“DTC”), the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”) against payment on or about June , 2026.

Some of the notes will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

Joint Bookrunners

Barclays	BNP PARIBAS	Deutsche Bank Securities	HSBC	MUFG

June  , 2026

Mexico is a foreign sovereign state. Consequently, it may be difficult for investors to obtain or realize upon judgments of courts in the United States against Mexico. See “Risk Factors” in the corresponding prospectus.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the corresponding prospectus dated August 29, 2025, relating to Mexico’s debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the prospectus, you should rely on the information in this prospectus supplement.

You should read this prospectus supplement along with the corresponding prospectus. Both documents contain information you should consider when making your investment decision. Mexico is responsible for the information contained and incorporated by reference in this prospectus supplement and in any related free-writing prospectus or prospectus supplement that Mexico prepares or authorizes. Mexico has not authorized anyone else to provide you with any other information and takes no responsibility for any other information that others may give you. Mexico and the underwriters are offering to sell the notes and seeking offers to buy the notes only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the corresponding prospectus is current only as of the dates of this prospectus supplement and the corresponding prospectus, respectively.

Mexico is furnishing this prospectus supplement and the corresponding prospectus solely for use by prospective investors in connection with their consideration of a purchase of the notes. Mexico confirms that:

•	the information contained in this prospectus supplement and the corresponding prospectus is true and correct in all material respects and is not misleading;

•	it has not omitted other facts the omission of which makes this prospectus supplement and the corresponding prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the corresponding prospectus.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make the offer or solicitation in such jurisdiction. The distribution of this prospectus supplement and the offer or sale of notes may be restricted by law in certain jurisdictions. Mexico and the underwriters do not represent that this prospectus supplement may be lawfully distributed, or that any notes may be lawfully offered, in compliance with any applicable registration or other requirements in any such jurisdiction, or pursuant to an exemption available thereunder, or assume any responsibility for facilitating any such distribution or offering. In particular, no action has been taken by Mexico or the underwriters which would permit a public offering of the notes or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than the United States of America. Accordingly, no notes may be offered or sold, directly or indirectly, and neither this prospectus supplement nor any offering material may be distributed or published in any jurisdiction, except under circumstances that will result in compliance with any applicable laws and regulations, and the underwriters have represented that all offers and sales by them will be made on the same terms. Persons into whose possession this prospectus supplement comes are required by Mexico and the underwriters to inform themselves about and to observe any such restriction. In particular, there are restrictions on the distribution of this prospectus supplement and the offer or sale of notes in Austria, Belgium, Brazil, Canada, Chile, Colombia, the European Economic Area, France, Germany, Hong Kong, Italy, Japan, Luxembourg, Mexico, Netherlands, Peru, Singapore, Spain, Switzerland, the United Kingdom and Uruguay, see the sections entitled “Plan of Distribution – Conflicts of Interest” in this prospectus supplement and “Plan of Distribution” in the corresponding prospectus.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

PROHIBITION OF SALES TO UK RETAIL INVESTORS – The notes are not intended to be offered, sold, distributed or otherwise made available to and should not be offered, sold, distributed or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is either one (or both) of the following: not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024. Consequently, no disclosure document required by the FCA Product Disclosure Sourcebook (“DISC”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering, selling or distributing the notes or otherwise making them available to any retail investor in the UK may be unlawful under DISC and the Consumer Composite Investments (Designated Activities) Regulations 2024.

This prospectus supplement is only being distributed to and is only directed at (i) persons who are outside the UK or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (e) of the Order (all such persons together being referred to as “relevant persons”). The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement or any of its contents.

FORWARD-LOOKING STATEMENTS

This prospectus supplement may contain forward-looking statements. Statements that are not historical facts, including statements about Mexico’s beliefs and expectations, are forward-looking statements. These statements are based on current plans, estimates and projections, and therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Mexico undertakes no obligation to update publicly any of them in light of new information or future events. Forward-looking statements involve inherent risks and uncertainties. Mexico cautions you that a number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•

Adverse external factors, such as high international interest rates, low oil prices, measures restricting exports and imports, a prevailing global inflationary environment and recession or low growth in Mexico’s trading partners. High international interest rates could increase Mexico’s expenditures, low oil prices could decrease the Mexican Government’s revenues and recession or low growth in Mexico’s main trading partners or restrictions on trade could lead to fewer exports and availability of foreign currencies to service debt. A combination of these factors could negatively affect Mexico’s current account.

•

Instability or volatility in the international financial markets. This could lead to domestic volatility, making it more complicated for the Mexican Government to achieve its macroeconomic goals. This could also lead to declines in foreign investment inflows, including portfolio investment in particular.

•

Adverse domestic factors, such as the implementation of legislation impacting foreign investment, domestic inflation, high domestic interest rates, exchange rate volatility and political uncertainty. Each of these could lead to lower growth in Mexico, declines in foreign direct and portfolio investment and potentially lower international reserves.

•	Global or national health considerations, including the outbreak of pandemic or contagious disease, such as the coronavirus pandemic.

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the corresponding prospectus. It does not contain all the information that you should consider before investing in the notes. You should carefully read this entire prospectus supplement.

Issuer	The United Mexican States

Issue Date	June , 2026

Specified Currency	U.S. dollars (U.S.$)

Authorized Denominations	U.S.$200,000 and integral multiples of U.S.$1,000 in excess thereof

Form	Registered; Book-Entry through the facilities of DTC, Euroclear and Clearstream.

Regular Record Date	Close of business on the Business Day preceding the applicable Interest Payment Date

Status	The notes will constitute direct, general, unconditional and unsubordinated public external indebtedness of Mexico for which the full faith and credit of Mexico is pledged. The notes of each series rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of Mexico. It is understood that this provision shall not be construed so as to require Mexico to make payments under the notes ratably with payments being made under any other public external indebtedness.

2037 notes:

Aggregate Principal Amount	U.S.$

Issue Price	%, plus accrued interest, if any, from June , 2026

Maturity Date	August , 2037

Interest Rate	% per annum, accruing from June , 2026

Interest Payment Date	Semi-annually on February and August of each year, commencing on February , 2027

Optional Redemption

Prior to May  , 2037 (three months prior to their maturity date) (the “2037 notes Par Call Date”), Mexico may redeem the 2037 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2037 notes matured on the 2037 notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus   basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2037 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2037 notes Par Call Date, Mexico may redeem the 2037 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2037 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described below under “Description of the Notes—Optional Redemption—2037 notes.”

2056 notes:

Aggregate Principal Amount	U.S.$

Issue Price	%, plus accrued interest, if any, from January 9, 2026

Maturity Date	February 9, 2056

Interest Rate	6.750% per annum, accruing from January 9, 2026

Interest Payment Date	Semi-annually on February 9 and August 9 of each year, commencing on August 9, 2026

Optional Redemption	Prior to August 9, 2055 (six months prior to their maturity date) (the “2056 notes Par Call Date”), Mexico may redeem the 2056 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2056 notes matured on the 2056 notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2056 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2056 notes Par Call Date, Mexico may redeem the 2056 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2056 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico as described below under “Description of the Notes—Optional Redemption—2056 notes.”

Fungibility	The 2056 notes will be consolidated and form a single series with, and be fungible with, the outstanding U.S.$2,000,000,000 6.750% Global Notes due 2056 (CUSIP: 91087BBS8, ISIN: US91087BBS88, Common Code: 327084500) previously issued by Mexico.

Optional Repayment	Holders of the notes will not have the option to elect repayment by Mexico before the maturity dates of the notes.

Use of Proceeds

Mexico intends to use the net proceeds from the sale of the notes, as authorized under Article 2 of the Federal Revenue Law for 2026, to retire outstanding indebtedness of Mexico by the redemption of part or all of its 2027 notes, January 2028 notes, February 2028 notes and 2029 notes (each as defined below), and for the general purposes of the Government of Mexico.

For further information, see “Use of Proceeds.”

Underwriters	Barclays Capital Inc. BNP Paribas Securities Corp. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. MUFG Securities Americas Inc.

Listing	The outstanding 2056 notes have been listed on the Luxembourg Stock Exchange. Application will be made to list the 2037 notes and the new 2056 notes on the Luxembourg Stock Exchange and to have the notes admitted to trading on the Euro MTF Market of the Luxembourg Stock Exchange. The Luxembourg Stock Exchange has allocated to Mexico the number 2395 for listing purposes. The Euro MTF Market is not a regulated market for the purposes of MiFID II or UK MiFIR. No assurances can be given by Mexico that such applications will be approved or that such listings will be maintained.

Luxembourg Stock Exchange Legal Entity Identifier	254900EGTWEU67VP6075

Securities Codes

2037 notes:	ISIN: CUSIP: Common Code:

2056 notes:	ISIN: US91087BBS88 CUSIP: 91087BBS8 Common Code: 327084500

Trustee, Principal Paying Agent, Transfer Agent and Registrar	Deutsche Bank Trust Company Americas

Luxembourg Listing Agent	Banque Internationale à Luxembourg S.A.

Withholding Taxes and Additional Amounts	Subject to certain exceptions, Mexico will make all payments on the notes without withholding or deducting any Mexican taxes. Under Mexican law, Mexico is not required to make any such withholding or deduction. For further information, see “Description of the Securities—Additional Amounts” in the corresponding prospectus.

Taxation

Mexico expects that the 2056 notes will be issued in a “qualified reopening” for U.S. federal income tax purposes and, accordingly, the 2056 notes will be fungible with the U.S.$2,000,000,000 6.750% Global Notes due 2056 previously issued by Mexico. For further information, see the discussion set forth under the heading “Taxation—United States Federal Taxation” in this prospectus supplement.

Payments of principal or interest under the 2037 notes and the 2056 notes made to holders of such notes that are non-resident of Mexico for tax purposes will not be subject to Mexican withholding or similar taxes.

Further Issues	Mexico may from time to time, without the consent of holders of each series of notes, as the case may be, increase the size of the issue of the notes, or issue additional notes of such series having the same terms and conditions as the notes of such series in all respects, except for the issue date, issue price and first payment on those additional notes. Additional notes issued in this manner will be consolidated and form a single series with the previously outstanding notes of such series. Any additional notes subsequently issued that for U.S. federal income tax purposes (i) are not issued pursuant to a “qualified reopening” of the notes, (ii) are not treated as part of the same “issue” as the notes, and (iii) are not issued with less than a de minimis amount of original issue discount shall have a separate CUSIP, ISIN, common code or other identifying number from the previously outstanding notes of such series.

Payment of Principal and Interest	Principal of and interest on the notes will be payable by Mexico to the Principal Paying Agent in U.S. dollars.

Governing Law	New York; provided, however, that all matters governing Mexico’s authorization and execution of the indenture and the notes will be governed by and construed in accordance with the laws of Mexico. Notwithstanding any authorization or any reserved matter modification, all matters related to the consent of holders and to modifications of the indenture or the notes will always be governed by and construed in accordance with the law of the State of New York.

Additional Provisions	The notes will contain provisions regarding future modifications to their terms that differ from those applicable to Mexico’s outstanding public external indebtedness issued prior to November 10, 2014. Those provisions are described beginning on page 17 of the corresponding prospectus dated August 29, 2025.

Conflicts of Interest	As described in “Use of Proceeds,” some of the net proceeds of this offering may be used to fund the redemption of certain outstanding notes of Mexico. Affiliates of the underwriters may be holders of certain of the outstanding notes to be called for redemption and may receive 5% or more of the proceeds from this offering in tendering their notes. Because of the manner in which the net proceeds are being used, this offering will be conducted in accordance with Financial Industry Regulatory Authority (“FINRA”) Rule 5121.

Stabilization	In connection with the issuance of each series of notes, the underwriters or any person acting for the underwriters may over-allot or effect transactions with a view to supporting the market price of each series of notes at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there is no obligation of any of the underwriters or any agent of the underwriters to do this. Any such stabilizing, if commenced, may be discontinued at any time and must be brought to an end after a limited period.

RISK FACTORS

The following risk factors supplement the information contained under “Risk Factors” in the corresponding prospectus. You should consult your financial and legal advisors about the risks of investing in the notes and the suitability of your investment in light of your particular situation. Mexico disclaims any responsibility for advising you on these matters.

There can be no assurances that Mexico’s credit ratings will improve or remain stable, or that they will not be downgraded, suspended or cancelled by the rating agencies.

Mexico’s long-term public external indebtedness is currently rated investment grade by the three leading rating agencies. On April 10, 2026, Fitch affirmed its BBB- rating with a stable outlook. On May 12, 2026, S&P reaffirmed its BBB rating and revised its outlook to negative. On May 20, 2026, Moody’s downgraded its Baa2 rating to Baa3 with a stable outlook.

Ratings address the creditworthiness of Mexico and the likelihood of timely payment of Mexico’s long-term debt securities. Ratings are not a recommendation to purchase, hold or sell securities and may be changed, suspended or withdrawn at any time. Mexico’s current ratings and the rating outlooks currently assigned to it depend, in part, on economic conditions and other factors that affect credit risk and are outside the control of Mexico, as well as assessments of the creditworthiness of its productive state-owned enterprises. Certain ratings agencies may also downgrade the credit ratings of Petróleos Mexicanos (PEMEX), a state-owned public company of Mexico (empresa pública del estado), as they have in the past, and their assessment of PEMEX’s creditworthiness may affect Mexico’s credit ratings. On February 13, 2026, Fitch affirmed PEMEX’s BB+ rating with a stable outlook. On May 13, 2026, S&P affirmed PEMEX’s BBB rating and revised its outlook to negative. On May 22, 2026, Moody’s affirmed PEMEX’s B1 rating with a stable outlook.

There can be no assurances that Mexico’s credit ratings will be maintained or that they will not be downgraded, suspended or cancelled. Any credit rating downgrade, suspension or cancellation may have an adverse effect on the market price and the trading of the notes.

Changes in the interest rate environment could adversely impact the trading price of the notes.

We expect that the trading price of the notes will depend on a variety of factors, including, without limitation, the interest rate environment.

If interest rates, or expected future interest rates, rise during the terms of the notes, the price of the notes will likely decrease. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the trading price of the notes. Because interest rates and interest rate expectations are influenced by a wide variety of factors, many of which are beyond our control, we cannot assure you that changes in interest rates or interest rate expectations will not adversely affect the trading price of the notes.

Geopolitical developments, such as the conflicts between Russia and Ukraine and in the Middle East, could have a material adverse effect on Mexico’s economy and its ability to raise funding in the external debt markets in the future.

The conflict between Russia and Ukraine, and the conflict between the United States, Israel and Iran and its regional proxies, have affected conditions in the international capital markets and contributed to pressure on global prices for certain commodities that are critical to the performance of the Mexican economy. In particular, the conflicts have contributed to upward pressure on global oil and gas prices, and high volatility and uncertainty in financial markets. While the full extent of the impact of these conflicts remains to be seen as of the date of this prospectus supplement, the effects of these conflicts could result in economic uncertainty and upward inflationary pressure, and, as a result, negatively affect the performance of the Mexican economy or Mexico’s ability to raise funding in the external debt markets in the future.

USE OF PROCEEDS

The net proceeds to Mexico from the sale of the notes will be approximately U.S.$    , after the deduction of the underwriting discounts and Mexico’s share of the expenses in connection with the sale of the notes, which are estimated to be approximately U.S.$    . Mexico intends to use the net proceeds from the sale of the notes, as authorized under Article 2 of the Federal Revenue Law for 2026,

i.	in part, for the payment of the redemption price for part or all of its U.S. dollar-denominated 4.150% Global Notes due 2027 (the “2027 notes”);

ii.	in part, for the payment of the redemption price for part or all of its U.S. dollar-denominated 3.750% Global Notes due 2028 (the “January 2028 notes”);

iii.	in part, for the payment of the redemption price for part or all of its U.S. dollar-denominated 5.400% Global Notes due 2028 (the “February 2028 notes”);

iv.	in part, for the payment of the redemption price for part or all of its Euro-denominated 3.625% Global Notes due 2029 (the “2029 notes”); and

v.	in part, for the general purposes of the Government of Mexico.

DESCRIPTION OF THE NOTES

Mexico will issue the notes under an amended and restated indenture, dated as of June 1, 2015, as amended by a first supplemental indenture, dated January 24, 2022, between Mexico and Deutsche Bank Trust Company Americas, as trustee. The information contained in this section summarizes some of the terms of the notes, the indenture and the first supplemental indenture. This summary does not contain all of the information that may be important to you as a potential investor in the notes. You should read the corresponding prospectus, the indenture, the first supplemental indenture and the form of the notes before making your investment decision. Mexico has filed or will file copies of these documents with the SEC and will also file copies of these documents at the offices of the trustee.

Terms of the 2037 notes

The 2037 notes will:

•	be issued on or about June , 2026 in an aggregate principal amount of U.S.$ ;

•	mature on August , 2037;

•

bear interest at a rate of  % per year, commencing on June  , 2026 until the principal is repaid in full. Interest on the 2037 notes will be payable semi-annually on February   and August  of each year, commencing on February  , 2027;

•	pay interest to the persons in whose names the 2037 notes in the form of global securities are registered at the close of business on the business day preceding each payment date;

•	constitute direct, general, unconditional and unsubordinated public external indebtedness of Mexico for which the full faith and credit of Mexico is pledged;

•

rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of Mexico (it being understood that this provision shall not be construed so as to require Mexico to make payments under the 2037 notes ratably with payments being made under any other public external indebtedness);

•	be represented by one or more global securities in book-entry, registered form only;

•	be ready for delivery in the book-entry form only through the facilities of DTC, Euroclear and Clearstream;

•	be redeemable before maturity at the option of Mexico as described below under “—Optional Redemption—2037 Notes”;

•	not be repayable at the option of the holder before maturity;

•

contain “collective action clauses” under which Mexico may amend certain key terms of the 2037 notes, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the 2037 notes; and

•	will be redeemed at par at maturity.

Terms of the 2056 notes

The 2056 notes will:

•	be issued on or about June , 2026 in an aggregate principal amount of U.S.$ ;

•	mature on February 9, 2056;

•

bear interest at a rate of 6.750% per year, commencing on January 9, 2026 until the principal is repaid in full. Interest on the 2056 notes will be payable semi-annually on February 9 and August 9 of each year, commencing on August 9, 2026;

•	pay interest to the persons in whose names the 2056 notes in the form of global securities are registered at the close of business on the business day preceding each payment date;

•

be consolidated and form a single series with, and be fungible with, the outstanding U.S.$2,000,000,000 6.750% Global Notes due 2056 (CUSIP: 91087BBS8, ISIN: US91087BBS88, Common Code: 327084500) previously issued by Mexico;

•	constitute direct, general, unconditional and unsubordinated public external indebtedness of Mexico for which the full faith and credit of Mexico is pledged;

•

rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of Mexico (it being understood that this provision shall not be construed so as to require Mexico to make payments under the 2056 notes ratably with payments being made under any other public external indebtedness);

•	be represented by one or more global securities in book-entry, registered form only;

•	be ready for delivery in the book-entry form only through the facilities of DTC, Euroclear and Clearstream;

•	be redeemable before maturity at the option of Mexico as described below under “—Optional Redemption—2056 Notes”;

•	not be repayable at the option of the holder before maturity;

•

contain “collective action clauses” under which Mexico may amend certain key terms of the 2056 notes, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of the 2056 notes; and

•	will be redeemed at par at maturity.

Optional Redemption – 2037 Notes

Prior to May  , 2037 (three months prior to their maturity date) (the “2037 notes Par Call Date”), Mexico may redeem the 2037 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2037 notes matured on the 2037 notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus    basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2037 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2037 notes Par Call Date, Mexico may redeem the 2037 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2037 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Mexico after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Mexico shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2037 notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2037 notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, Mexico shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2037 notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2037 notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2037 notes Par Call Date, one with a maturity date preceding the 2037 notes Par Call Date and one with a maturity date following the 2037 notes Par Call Date, Mexico shall select the United States Treasury security with a maturity date preceding the 2037 notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2037 notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Mexico shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Mexico’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of 2037 notes to be redeemed.

In the case of a partial redemption, selection of the 2037 notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair and in accordance with applicable depositary procedures. No 2037 notes of a principal amount of $1,000 or less will be redeemed in part. If any 2037 note is to be redeemed in part only, the notice of redemption that relates to the 2037 note will state the portion of the principal amount of the 2037 note to be redeemed. A new 2037 note in a principal amount equal to the unredeemed portion of the 2037 note will be issued in the name of the holder of the 2037 note upon surrender for cancellation of the original 2037 note. For so long as the 2037 notes are held by DTC (or another depositary), the redemption of the 2037 notes shall be done in accordance with the policies and procedures of the depositary.

Unless Mexico defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2037 notes or portions thereof called for redemption.

Optional Redemption – 2056 Notes

Prior to August 9, 2055 (six months prior to their maturity date) (the “2056 notes Par Call Date”), Mexico may redeem the 2056 notes at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2056 notes matured on 2056 notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2056 notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the 2056 notes Par Call Date, Mexico may redeem the 2056 notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the 2056 notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” for this purpose means, with respect to any redemption date, the yield determined by Mexico in accordance with the following two paragraphs.

The Treasury Rate shall be determined by Mexico after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, Mexico shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the 2056 notes Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the 2056 notes Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, Mexico shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the 2056 notes Par Call Date, as applicable. If there is no United States Treasury security maturing on the 2056 notes Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the 2056 notes Par Call Date, one with a maturity date preceding the 2056 notes Par Call Date and one with a maturity date following the 2056 notes Par Call Date, Mexico shall select the United States Treasury security with a maturity date preceding the 2056 notes Par Call Date. If there are two or more United States Treasury securities maturing on the 2056 notes Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, Mexico shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Mexico’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of 2056 notes to be redeemed.

In the case of a partial redemption, selection of the 2056 notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair and in accordance with applicable depositary procedures. No 2056 notes of a principal amount of $1,000 or less will be redeemed in part. If any 2056 note is to be redeemed in part only, the notice of redemption that relates to the 2056 note will state the portion of the principal amount of the 2056 note to be redeemed. A new 2056 note in a principal amount equal to the unredeemed portion of the 2056 note will be issued in the name of the holder of the 2056 note upon surrender for cancellation of the original 2056 note. For so long as the 2056 notes are held by DTC (or another depositary), the redemption of the 2056 notes shall be done in accordance with the policies and procedures of the depositary.

Unless Mexico defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the 2056 notes or portions thereof called for redemption.

TAXATION

United States Federal Taxation

The following discussion supplements the disclosure provided under the heading “Taxation—United States Federal Taxation” in the accompanying prospectus.

2056 Notes

Mexico expects that the 2056 notes will be treated as issued in a “qualified reopening” of the outstanding U.S.$2,000,000,000 6.750% Global Notes due 2056 (CUSIP: 91087BBS8, ISIN: US91087BBS88) previously issued by Mexico (the “original 2056 notes”) for U.S. federal income tax purposes. Debt instruments issued in a qualified reopening for U.S. federal income tax purposes are deemed to be part of the same issue as the original debt instruments. Under such treatment, the 2056 notes would have the same issue date, the same issue price and the same adjusted issue price as the original 2056 notes for U.S. federal income tax purposes. The existing 2056 notes had an issue price equal to 98.521% of the stated principal amount. This discussion assumes that the 2056 notes offered hereby are issued in a qualified reopening.

The initial offering price for the 2056 notes will include amounts attributable to interest accrued from January 9, 2026, which we call “pre-issuance accrued interest.” Pre-issuance accrued interest will be included in the accrued interest to be paid on the 2056 notes on the first interest payment date after the issuance of the 2056 notes. In accordance with applicable U.S. Treasury regulations, for U.S. federal income tax purposes, Mexico will treat the 2056 notes as having been purchased for a price that does not include any pre-issuance accrued interest. If the 2056 notes are so treated, the portion of the first stated interest payment equal to the pre-issuance accrued interest will be treated as a nontaxable return of such pre-issuance accrued interest and, accordingly, generally will not be includable in income. Additionally, such pre-issuance accrued interest will not be included in a U.S. holder’s basis in the 2056 notes.

If a U.S. holder acquires the 2056 notes pursuant to this offering at a cost (not including pre-issuance accrued interest) greater than the note’s remaining redemption amount, the U.S. holder will be considered to have acquired the notes at a premium, as described in the corresponding prospectus under “Taxation—United States Federal Taxation—Premium.” However, because the 2056 notes may be redeemed by Mexico prior to maturity at a premium, special rules may apply that could reduce, eliminate or defer the amount of premium that a U.S. holder may amortize with respect to the 2056 notes.

Prospective investors should consult their own tax advisers concerning the application of these rules to their investment in the 2056 notes.

Mexican Taxation

For a summary of the Mexican federal income tax considerations at the date hereof with respect to the acquisition, ownership and disposition of the notes, please review the section entitled “Taxation—Mexican Taxation” in the corresponding prospectus.

PLAN OF DISTRIBUTION – CONFLICTS OF INTEREST

The underwriters severally have agreed to purchase, and Mexico has agreed to sell to them, the principal amount of each series of notes listed opposite their names below. The terms agreement, dated as of June , 2026, between Mexico and the underwriters provides the terms and conditions that govern this purchase.

Underwriters	Principal Amount of the 2037 notes	Principal Amount of the 2056 notes
Barclays Capital Inc.	U.S.$	U.S.$
BNP Paribas Securities Corp.	U.S.$	U.S.$
Deutsche Bank Securities Inc.	U.S.$	U.S.$
HSBC Securities (USA) Inc.	U.S.$	U.S.$
MUFG Securities Americas Inc.	U.S.$	U.S.$

Total	U.S.$	U.S.$

Barclays Capital Inc., BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc. and MUFG Securities Americas Inc. are acting as joint lead underwriters in connection with the offering of the notes.

The underwriters plan to offer the notes to the public at the respective public offering price set forth for the 2037 notes and the 2056 notes on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may vary the offering price and other selling terms. The underwriters may offer and sell the notes through certain of their respective affiliates. Some of the notes will be offered and sold in transactions that are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation S thereunder, and this prospectus supplement may be used in connection with such offers and sales.

The underwriters are purchasing and offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of the validity of the notes by counsel and other conditions contained in the terms agreement, such as the receipt by the underwriters of certificates of officials and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders, in whole or in part.

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with Mexico or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Deutsche Bank Trust Company Americas, an affiliate of Deutsche Bank Securities Inc., an underwriter for this offering, is acting as corporate trustee for the notes.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of Mexico or its affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In order to facilitate the offering of the notes, the underwriters and their affiliates may engage in transactions that stabilize, maintain or affect the price of the notes. In particular, the underwriters or their affiliates may:

•	over-allot in connection with the offering (i.e., apportion to dealers more of the notes than the underwriters have), creating a short position in the notes for their own accounts;

•	bid for and purchase notes in the open market to cover over-allotments or to stabilize the price of the notes; or

•	if the underwriters or their affiliates repurchase previously distributed notes, reclaim selling concessions which they gave to dealers when they sold the notes.

Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters or their affiliates are not required to engage in these activities, but, if they do, they may discontinue them at any time.

Any stabilization action may begin on or after the date on which adequate public disclosure of the final terms of the offer of the notes is made and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the issue date of the notes and 60 days after the date of the allotment of the notes. Any stabilization action or over-allotment must be conducted by the underwriters, or any person acting on behalf of the underwriters, in accordance with all applicable laws and rules. This supplements the stabilization provision in the corresponding prospectus dated August 29, 2025 issued by Mexico.

As described in “Use of Proceeds,” some of the net proceeds of this offering may be used to fund the redemption of certain outstanding notes of Mexico. Affiliates of the underwriters may be holders of certain of the outstanding notes to be called for redemption and may receive 5% or more of the proceeds from this offering in tendering their notes. Because of the manner in which the net proceeds are being used, this offering will be conducted in accordance with FINRA Rule 5121.

It is expected that delivery of the notes will be made against payment therefor on the    business day following the date hereof (such settlement cycle being referred to herein as “T+    ”). Trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to one business day before delivery will be required, by virtue of the fact that the notes initially will settle in T+    , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to one business day before delivery should consult their own advisors.

The net proceeds to Mexico from the sale of the notes will be approximately U.S.$    , after the deduction of the underwriting discount and Mexico’s share of the expenses in connection with the sale of the notes, which are estimated to be approximately U.S.$    .

The underwriters have agreed to pay for certain expenses of Mexico in connection with the offering of the notes.

Mexico has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of any of those liabilities.

Selling Restrictions

The notes are being offered for sale in jurisdictions where it is legal to make such offers. The notes will not be sold or offered in any place without compliance with the applicable laws and regulations of that place. There will not be any distribution or publication of any document or information relating to the notes in any place without compliance with the applicable laws and regulations of that place. If you receive this prospectus supplement and the corresponding prospectus, then you must comply with the applicable laws and regulations of the place where you (a) purchase, offer, sell or deliver the notes or (b) possess, distribute or publish any offering material relating to the notes. Your compliance with these laws and regulations will be at your own expense.

In particular, there are restrictions on the distribution of this prospectus supplement and the corresponding prospectus and the offer or sale of notes in Austria, Belgium, Brazil, Canada, Chile, Colombia, the European Economic Area, France, Germany, Hong Kong, Italy, Japan, Luxembourg, Mexico, Netherlands, Peru, Singapore, Spain, Switzerland, the United Kingdom and Uruguay. See below and “Plan of Distribution” in the prospectus for further details on the restrictions on the offer and sale of the notes.

The terms relating to non-U.S. offerings that appear under “Plan of Distribution” in the prospectus do not apply to the offer and sale of the notes under the registration statement.

Austria

This document (the prospectus supplement and prospectus) is not an approved securities prospectus pursuant to Regulation (EU) 2017/1129 (“Prospectus Regulation”) and the information contained herein does not constitute a public offer to grant or a solicitation of an offer to purchase the notes. No prospectus pursuant to the Prospectus Regulation has been or will be provided or approved in the Republic of Austria and no prospectus pursuant to the Prospectus Regulation has been or will be passported into the Republic of Austria as the notes are only offered in the Republic of Austria in reliance on an exemption from the prospectus publication requirement under the Prospectus Regulation.

This document does not constitute a public offering (öffentliches Angebot) to investors in the Republic of Austria and must not be used in conjunction with a public offering pursuant to the Austrian Capital Market Act (Kapitalmarktgesetz) in the Republic of Austria. No prospectus pursuant to the Austrian Capital Market Act (Kapitalmarktgesetz) has been or will be approved (gebilligt) by or notified (notifiziert) to the Austrian Financial Market Authority (Finanzmarktaufsicht) and no such prospectus has been or will be published in Austria in any way which would constitute a public offering under Austrian law (whether presently or in the future), nor has been or will such prospectus be deposited with the filing office (Meldestelle) of Oesterreichische Kontrollbank AG.

This document is being made available in the Republic of Austria for the sole purpose of providing information about the securities described herein solely to individually qualified investors in Austria. This document is being made available on the condition that it is solely for the use of the recipient as a potential and individually qualified investor and may not be passed on to any other person or reproduced in whole or in part.

Consequently, the notes are not authorized for public offering under the Austrian Capital Markets Act (Kapitalmarktgesetz) and no public offers or public sales or invitation to make such an offer may be made. No advertisements may be published and no marketing materials may be made available or distributed in the Republic of Austria in respect of the securities. A public offering of the securities in the Republic of Austria without the prior publication of a prospectus in accordance with the Austrian Capital Market Act would constitute a criminal offense under Austrian law.

Belgium

In Belgium, this offer is not directly or indirectly, being made to, or for the account of, any person other than to qualified investors (gekwalificeerde beleggers/investisseurs qualifiés) within the meaning of Article 2, e) of Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and repealing Directive 2003/71/EC. (Règlement (UE) 2017/1129 du 14 juin 2017 du Parlement européen et du Conseil concernant le prospectus à publier en cas d’offre au public de valeurs mobilières ou en vue de l’admission de valeurs mobilières à la négociation sur un marché réglementé, et abrogeant la directive 2003/71/CE/Verordening (EU) 2017/1129 van het Europees Parlement en de Raad van 14 juni 2017 betreffende het prospectus dat moet worden gepubliceerd wanneer effecten aan het publiek worden aangeboden of tot de handel op een gereglementeerde markt worden toegelaten en tot intrekking van Richtlijn 2003/71/EG) (“The Regulation”), as amended or replaced from time to time, and that do not qualify as consumers (consumenten/consommateurs) within the meaning of Article I.1, 2° of the Belgian Code of Economic Law of February 28, 2013 (Qualified Belgian Investors). As a result, and further to Article 1, 4, a of The Regulation this offer does not constitute a public offer pursuant to Article 3, 1 of The Regulation, as amended or replaced from time to time. Consequently, the offer has not been and will not be notified to, and the prospectus supplement and the corresponding prospectus and any other offering material relating to the offer has not been, and will not be, submitted to nor approved by the Belgian Financial Services and Markets Authority (Autoriteit voor Financiële Diensten en Markten/Autorité des Services et Marchés Financiers) pursuant to the Belgian laws and regulations applicable to the public offering of securities. The offer as well as any other materials relating to the offer may not be advertised, and this prospectus supplement and the corresponding prospectus or any other information circular, brochure or similar document may not be distributed, directly or indirectly, to any person in Belgium other than Qualified Belgian Investors, acting on their own account, and may not be used in connection with any offering in Belgium except as may otherwise be permitted by law.

Brazil

The offer and sale of the notes have not been and will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, or “CVM”) and, therefore, will not be carried out by any means that would constitute a public offering in Brazil under CVM Resolution No 160, dated 13 July 2022, as amended (“CVM Resolution 160”) or unauthorized distribution under Brazilian laws and regulations. The notes will be authorized for trading on organized non-Brazilian securities markets and may only be offered to Brazilian professional investors (as defined by applicable CVM regulation), who may only acquire the notes through a non-Brazilian account, with settlement outside Brazil in non-Brazilian currency. The trading of these securities on regulated securities markets in Brazil is prohibited.

Canada

The notes may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the corresponding prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.4 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Chile

Notice to Chilean Investors

The offer of the notes in Chile is made solely on a private placement basis, pursuant to CMF General Rule (Norma de Carácter General) No. 336, as amended by the Financial Market Commission of Chile (Comisión para el Mercado Financiero, or “CMF”) General Rule No. 452 (“Rule 336”), and only to persons in Chile that qualify as “Qualified Investors” (Inversionistas Calificados) under CMF General Rule No. 216, including, as applicable, “Institutional Investors” under CMF General Rule No. 410.

Pursuant to Rule 336, the following information is made available to prospective investors in Chile:

(1)	Date of commencement of the offer: June , 2026;

(2)

the notes are not registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) kept by the CMF, and therefore are not subject to the supervision of the CMF;

(3)	since the notes are not registered in Chile, the issuer has no obligation to provide public information in Chile regarding the notes; and

(4)	the notes may not be publicly offered in Chile unless they are registered with the relevant CMF registries.

The notes may not be offered, sold, resold, transferred or delivered, directly or indirectly, in Chile or to any person resident or domiciled in Chile, except in transactions that qualify as a private offering under Rule 336. No public marketing, advertising or general solicitation may be conducted in or from Chile and offering materials may not be publicly distributed or made available in Chile (including through unrestricted electronic means). Investors in Chile will be required to represent their status as Qualified Investors and acknowledge these restrictions.

Colombia

The notes may not be offered, sold or negotiated in Colombia, except in compliance with Part 4 of Decree 2555 of 2010. The notes have not and will not be registered in the National Registry of Issuers and Securities (Registro Nacional de Valores y Emisores) managed by the Colombian Superintendence of Finance, therefore, this document does not constitute and may not be used for, or in connection with, a public offering as defined under Colombian law.

Prohibition of Sales to EEA Retail Investors

Each underwriter has represented and agreed with Mexico, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the corresponding prospectus in relation thereto to any retail investor in the EEA. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(a)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(b)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

France

The notes may not be offered or sold or caused to be offered or sold, directly or indirectly, to the public in France and neither this prospectus supplement and the related prospectus, which have not been submitted to the clearance procedure of the French Autorité des Marchés Financiers (“AMF”), nor to a competent authority of another member state of the European Economic Area (a “Member State”) that would have notified its approval to the AMF in accordance with the passport procedure provided under the Prospectus Regulation as implemented in France and in the relevant Member State, nor any other offering material or information contained therein relating to the notes may be released, issued or distributed or caused to be released, issued or distributed, directly or indirectly, to the public in France, or used in connection with any offer for subscription, exchange or sale of the notes to the public in France.

Any such offers, sales and distributions may be made in France only to (i) qualified investors (investisseurs qualifiés) as defined in article 2 point (e) of the Prospectus Regulation, and/or to (ii) a limited circle of investors (cercle restreint) acting for their own account, as defined in Articles L. 411-2(1) and D.411-4 of the French Code monétaire et financier, in accordance with, Articles L. 411-1 and L.411-2 of the French Code monétaire et financier.

Germany

This document does not constitute a prospectus compliant with the Prospectus Regulation and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”). No prospectus (Prospekt) within the meaning of the Prospectus Regulation and the German Securities Prospectus Act (Wertpapierprospektgesetz) or any other applicable laws in Germany has been or will be published in Germany, nor has this document been filed with, approved by or notified to the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication in Germany.

This prospectus supplement and the corresponding prospectus are strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

Hong Kong

The notes may not be offered or sold in Hong Kong, by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Winding Up and Miscellaneous Provisions Ordinance (Cap. 32) of Hong Kong (the “C(WUMP)O”) or which do not constitute an offer to the public within the meaning of C(WUMP)O, and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under the SFO.

The contents of this prospectus supplement and the corresponding prospectus have not been reviewed by any regulatory authority in Hong Kong. Each intermediary or purchaser of the notes is advised to exercise caution in relation to any offer of the notes and, if in any doubt about any of the contents of this prospectus supplement and the corresponding prospectus, should obtain independent professional advice.

The notes are not the equivalent to time deposits and are not protected deposits under the Deposit Protection Scheme in Hong Kong.

Italy

The offering of the notes has not been registered pursuant to Italian securities legislation and, accordingly, no notes may be offered, sold or delivered, nor may copies of the prospectus supplement and the corresponding prospectus nor any other document relating to any notes be distributed in the Republic of Italy, except, in accordance with all Italian securities, tax and exchange control and other applicable laws and regulations.

The offering of the notes is being carried out in the Republic of Italy as an exempted offer pursuant to article 1, paragraph 4, letter c), of Regulation (EU) 2017/1129.

The notes may not be offered, sold or delivered nor any copies of the prospectus, the prospectus supplement and/or any other document relating to the notes may be distributed in the Republic of Italy except in circumstances which are exempted from the rules on public offerings, as provided under Regulation (EU) 2017/1129, the Legislative Decree No. 58 of 24 February 1998 (the “Consolidated Financial Act”) and the Commissione Nazionale per le Società e la Borsa (“CONSOB”) Regulation No. 11971 of 14 May 1999 (the “Issuer Regulation”).

Any offer, sale or delivery of the notes or distribution of copies of the prospectus, the prospectus supplement or any other document relating to the notes in the Republic of Italy must be made in compliance with the selling restrictions set out above and be:

(a)

made by an investment firm, bank or financial intermediary permitted to conduct such activities in the Republic of Italy in accordance with the Consolidated Financial Act, Regulation No. 20307, Legislative Decree No. 385 of 1 September 1993 (the “Banking Act”) (in each case, as amended) and any other applicable laws or regulation;

(b)	in compliance with Article 129 of the Banking Act, and the implementing guidelines of the Bank of Italy, as amended from time to time; and

(c)	in compliance with any other applicable laws and regulations or requirement imposed by CONSOB or the Bank of Italy or other competent authority.

Each intermediary must comply with the applicable laws and regulations concerning information duties vis-à-vis its clients in connection with the notes or the relevant offering.

Japan

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended, the “Financial Instruments and Exchange Act”) and each underwriter and agent will represent and agree that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (as defined under Item 5, Paragraph 1, Article 6 of the Foreign Exchange and Foreign Trade Act of Japan (Act No. 228 of 1949, as amended)), or to others for re offering or resale, directly or indirectly, in Japan or to, or for the benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan.

Luxembourg

The notes may not be offered to the public in Luxembourg, except in the following circumstances:

(a)

in the period beginning on the date of publication of a prospectus in relation to those notes which have been approved by the Commission de surveillance du secteur financier (CSSF) in Luxembourg or, where appropriate, approved in another relevant European Union Member State and notified to ESMA and the CSSF, all in accordance with the Prospectus Regulation and ending on the date which is 12 months after the date of such publication (hereafter a “Public offer”);

(b)

at any time to qualified investors, which, pursuant to the Prospectus Regulation, means persons or entities that are listed in points (1) to (4) of Section I of Annex II to Directive 2014/65/EU, and persons or entities who are, on request, treated as professional clients in accordance with Section II of that Annex, or recognised as eligible counterparties in accordance with Article 30 of Directive 2014/65/EU unless they have entered into an agreement to be treated as non-professional clients in accordance with the fourth paragraph of Section I of that Annex. For the purposes of applying the first sentence of this point, investment firms and credit institutions shall, upon request from the issuer, communicate the classification of their clients to the issuer subject to compliance with the relevant laws on data protection;

(c)	an offer of securities addressed to fewer than 150 natural or legal persons per Member State, other than qualified investors; and/or

(d)	at any time in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 1 (4) of the Prospectus Regulation.

The applicability of the selling restrictions provided by Luxembourg law will depend on whether the invitation is to be treated as a public offer or whether it can be made under one of the exemptions of Article 1 (4) of the Prospectus Regulation (a “private placement”).

For the purposes of this provision, the expression an offer of notes to the public in relation to any notes in Luxembourg means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase the notes, as defined in the Prospectus Regulation or any variation thereof or amendment thereto.

Mexico

The notes have not been and will not be registered with the Mexican National Securities Registry (Registro Nacional de Valores) maintained by the CNBV, and therefore may not be offered or sold publicly in Mexico. The notes may be offered or sold to investors in Mexico that qualify as institutional and accredited investors in Mexico, pursuant to the private placement exemption set forth under Article 8 of the Mexican Securities Market Law (Ley del Mercado de Valores) and regulations thereunder. As required under the Mexican Securities Market Law, Mexico will give notice to the CNBV of the offering of the notes under the terms set forth herein. Such notice will be submitted to the CNBV to comply with the Mexican Securities Market Law, and for informational and statistical purposes only. The delivery to, and receipt by, the CNBV of such notice does not certify the solvency, liquidity or credit quality of Mexico, the investment quality of the notes, or that the information contained in this prospectus supplement and the corresponding prospectus is accurate or complete, or validates any legal action that is void under applicable law. Mexico has prepared this prospectus supplement and the corresponding prospectus and is solely responsible for its content, and the CNBV has not reviewed or authorized such content.

Netherlands

The notes may not be offered or sold, directly or indirectly, other than to qualified investors (gekwalificeerde beleggers) within the meaning of Article 1:1 of the Dutch Financial Supervision Act (Wet op het financieel toezicht).

Peru

The notes and the information contained in this prospectus supplement and the corresponding prospectus have not been and will not be registered with or approved by the SMV, SBS, as defined under Peruvian law, or the Lima Stock Exchange. Accordingly, the notes cannot be offered or sold in Peru, except if such offering is a private offering under the securities laws and regulations of Peru. The Peruvian Securities Market Law establishes that any offering may qualify as a private offering if it is directed exclusively to institutional investors.

Singapore

This prospectus supplement and the corresponding prospectus have not been, and will not be, registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the corresponding prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 of Singapore.

Any reference to the SFA is a reference to the Securities and Futures Act 2001 of Singapore and a reference to any term as defined in the SFA or any provision in the SFA is a reference to that term or provision as modified or amended from time to time including by such of its subsidiary legislation as may be applicable at the relevant time.

Notification under Section 309B of the Securities and Futures Act 2001 of Singapore: The notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and “Excluded Investment Products” (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Spain

The notes may not be offered, sold or distributed, nor may any subsequent resale of the notes be carried out in Spain except in circumstances which do not require the registration of a prospectus in Spain or without complying with all legal and regulatory requirements under the (i) Spanish Securities Markets Act, Law 6/2023 on the Securities Markets and Investment Services, dated March 17 (Ley 6/2023, de 17 de marzo, de los Mercados de Valores y de los Servicios de Inversión), the (ii) Prospectus Regulation, and (iii) supplemental rules enacted thereunder.

The notes may only be offered in Spain by entities authorized under the Spanish Securities Markets Act and Royal Decree 813/2023, of November 8, on the legal regime applicable to investment services companies and other entities that provide investment services (Real Decreto 813/2023, de 8 de noviembre, sobre el régimen jurídico de las empresas de servicios de inversión y de las demás entidades que prestan servicios de inversión) to provide investment services in Spain and in accordance with the provisions thereunder.

Offers of notes in Spain shall only be directed specifically at, or made to, professional clients and eligible counterparties, as defined in articles 194 and 196 of the Spanish Securities Market Act, respectively.

None of the notes, this offering or this prospectus supplement and its contents have been approved or registered with the Spanish Securities Commission (Comisión Nacional del Mercado de Valores).

Switzerland

The offer of the notes is made in Switzerland on the basis of a private placement, not as a public offering. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and will not be admitted to any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this document nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement, the corresponding prospectus nor any other offering or marketing material relating to the offer of the notes may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

Each underwriter has, severally and not jointly, represented and agreed that:

(a)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes which are the subject of the offering contemplated by this prospectus supplement and the corresponding prospectus in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the UK.

Prohibition of Sales to UK Retail Investors

Each underwriter has represented and agreed with Mexico, severally and not jointly, that it has not offered, sold, distributed or otherwise made available and will not offer, sell, distribute or otherwise make available any notes which are the subject of the offering contemplated by this prospectus supplement and the corresponding prospectus in relation thereto to any retail investor in the UK. For the purposes of this provision, the expression “retail investor” means a person who is either one (or both) of the following: not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended; or (ii) not a qualified investor as defined in paragraph 15 of Schedule 1 to the Public Offers and Admissions to Trading Regulations 2024.

Uruguay

The sale of any series of notes issued hereby qualifies as a private placement pursuant to section 2 of Uruguayan law 18.627. Mexico represents and agrees that it has not offered or sold, and will not offer or sell, any notes to the public in Uruguay, except in circumstances that do not constitute a public offering or distribution under Uruguayan laws and regulations. The sale of any series of notes hereunder is not and will not be registered with the Central Bank of Uruguay to be publicly offered in Uruguay.

UNITED MEXICAN STATES

Secretaría de Hacienda y Crédito Público

Insurgentes Sur 1971

Torre III, Piso 7

Colonia Guadalupe Inn

Ciudad de México, México, 01020

TRUSTEE, REGISTRAR, TRANSFER AGENT AND PRINCIPAL PAYING AGENT

Deutsche Bank Trust Company Americas

1 Columbus Circle, Floor 4S

New York, New York 10019

LUXEMBOURG LISTING AGENT

Banque Internationale à Luxembourg S.A.

69 route d’Esch

L - 2953 Luxembourg

Grand Duchy of Luxembourg

LEGAL ADVISORS TO MEXICO

As to United States Law Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006	As to Mexican Law Deputy Federal Fiscal Attorney for Financial Affairs Ministry of Finance and Public Credit Insurgentes Sur 795 Piso 12 Colonia Nápoles Ciudad de México, México, 03810

LEGAL ADVISORS TO THE UNDERWRITERS

As to United States Law Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004	As to Mexican Law Ritch, Mueller y Nicolau, S.C. Av. Pedregal No. 24 Piso 10 Col. Molino del Rey Ciudad de México, México, 11040